 Exhibit 2

Edwin J. Snyder
H.B. Fuller Company
July 11, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table II:

Employee Stock Option                4682 Shares @$27.90/share
(Right-to-Buy)                        Vests in four equal installments beginning on
                                        December 9, 2003
                                        Expiring on December 9, 2012